EXHIBIT 23.2

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Acxiom Corporation of our report dated November 1, 1996 which appears in the Annual Report on Form 10-K of Acxiom Corporation for the year ended March 31, 1999, relating to the consolidated statements of operations, of stockholders' equity and of cash flows of May & Speh, Inc. for the year ended September 30, 1996 (not presented separately therein).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
November 15, 1999